Exhibit 99.1

Sohu.com’ Subsidiary Sogou Inc. Files Registration Statement for IPO

BEIJING, October 13, 2017 – Sohu.com Inc. (NASDAQ: SOHU), China’s leading online media, video, search, and gaming business group (“Sohu” or the “Company”), today announced that its online search and search-related services subsidiary Sogou Inc, a Cayman Islands Company (“Sogou”), has filed a registration statement on Form F-1 with the U.S. Securities and Exchange Commission relating to a proposed initial public offering (or “IPO”) of American depositary shares (“ADSs”) representing Sogou’s Class A Ordinary Shares. The number of ADSs to be offered and the price range for the proposed IPO have not yet been determined. Sogou intends to apply to have the ADSs listed on the New York Stock Exchange under the symbol “SOGO.”

J.P. Morgan, Credit Suisse, Goldman Sachs, and CICC are serving as joint book-running managers and representatives of the underwriters for the proposed IPO. China Renaissance is acting as a co-manager for the proposed IPO.

The offering will only be made by means of a prospectus. When available, a copy of the preliminary prospectus relating to the offering may be obtained from any of the following sources:

J.P. Morgan Securities LLC; Attention: Prospectus Department; 1155 Long Island Avenue, Edgewood, NY 11717; Phone: +1-866-803-9204

Credit Suisse Securities (USA) LLC; Attention: Prospectus Department; One Madison Avenue, New York, NY 10010; Phone: +1-800-221-1037; Email: newyork.prospectus@credit-suisse.com

Goldman, Sachs & Co. LLC; Attention: Prospectus Department; 200 West Street, New York, NY 10282; Phone: +1-212-902-1171

China International Capital Corporation Hong Kong Securities Limited; 28th Floor, 350 Park Avenue New York, NY, 10022; Phone: +1-646-794-8800; Email: g_prospectus@cicc.com.cn

A registration statement on Form F-1 relating to Sogou’s Class A Ordinary Shares and the ADSs proposed to be sold in the IPO has been filed with the U.S. Securities and Exchange Commission but has not become effective. The ADSs representing Class A Ordinary Shares may not be sold, and offers to buy them may not be accepted, prior to the time the registration statement becomes effective. This press release does not constitute an offer to sell or the solicitation of an offer to buy, and there will not be any sale of, any of the ADSs or the underlying Class A Ordinary Shares in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Safe Harbor Statement

This press release contains forward-looking statements, including statements regarding Sogou’s intention to conduct an IPO of ADSs representing its Class A Ordinary Shares. We caution you that a number of important factors could cause actual events to differ materially from current expectations, including the possibility that market conditions, adverse changes in Sogou’s business or prospects, or other factors could prevent Sogou from conducting and completing the IPO.

About Sohu.com

Sohu.com Inc. (NASDAQ: SOHU) is China’s premier online brand and indispensable to the daily life of millions of Chinese, providing a network of Web properties and community based/Web 2.0 products which offer the vast Sohu user community a broad array of choices regarding information, entertainment and communication. Sohu has built one of the most comprehensive matrices of Chinese language web properties and proprietary search engines, consisting of the mass portal and leading online media destination www.sohu.com; the interactive search engine www.sogou.com; the developer and operator of online games www.changyou.com/en/ and the leading online video Website tv.sohu.com .

Sohu corporate services consist of online brand advertising on its matrix of websites as well as bid listing and home page on its in-house developed search directory and engine. Sohu also provides multiple news and information service on mobile platforms, including Sohu News App and mobile news portal m.sohu.com. Sohu’s online game subsidiary, Changyou.com (NASDAQ: CYOU) develops and operates a diverse portfolio of PC and mobile games, such as Tian Long Ba Bu (“TLBB”), one of the most popular PC games in China. Changyou also owns and operates the 17173.com Website, a leading game information portal in China. Sohu.com, established by Dr. Charles Zhang, one of China’s internet pioneers, is in its twenty-first year of operation.